Exhibit 99.2

LOWE'S Q2 2023 RESULTS

"Our investments in our Total Home strategy continued to drive growth across Pro and Online this quarter. Our ability to reduce expenses while improving customer service reflects our effective productivity initiatives and the hard work of our associates."

– Marvin R. Ellison, Chairman & CEO

Financial Highlights

-1.6%
COMP SALES

33.7%
GROSS MARGIN
+42 basis points

15.6%
OPERATING MARGIN
+18 basis points

$4.56
DILUTED EPS
-2.4%

We returned **$2.8 BILLION** to our shareholders through dividends and share repurchases

Note: Comp sales metrics are calculated based on comparison to weeks 15-27 for fiscal 2022.

Awarded **$100M+ in discretionary and profit-sharing bonuses** to front-line associates

Comparable Sales Summary

- **-1.9%** COMP TRANSACTIONS
- **+0.3%** COMP **$100.66** AVERAGE TICKET
- **+6.9%** ONLINE SALES GROWTH

5 of 15 Regions
Delivered Comp Growth Above Company Average

U.S. Monthly Comp Performance



+0.9%
+1.1%
-1.2%
-1.5%
-1.6%
-2.0%
2023
2022
MAY
JUNE
JULY

Comp Sales by Ticket Size



>$500
-4.6%
$100–$500
-1.1%
<$100
+0.3%

Product Category Performance

Comp Above Company Average in **7 of 14 Product Categories**

- SEASONAL & OUTDOOR LIVING
- BUILDING MATERIALS
- HARDWARE
- PAINT
- LAWN & GARDEN
- ROUGH PLUMBING
- TOOLS

Q2 Total Home Strategy Updates

Same-day DELIVERY
Launched same-day delivery nationwide on Lowes.com and mobile app

Expanded rural merchandising framework to ~300 stores

LOWE'S MVPs PRO REWARDS & PARTNERSHIP PROGRAM
Continued Pro growth as we scale MVPs Pro Rewards program and new digital tools

LOWE'S Total Home Strategy

Providing a full complement of products and services for Pros and Consumers alike, enabling a Total Home solution for every need in the home

Market Share Acceleration

- **Drive Pro penetration**
- **Accelerate online business**
- **Expand installation services**
- **Drive localization**
- **Elevate assortment**